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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2003


                           CENTRAL FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)


                  Delaware                           0-25045                        34-1877137
                  --------                           -------                        ----------
    (State or other jurisdiction of               (Commission                     (IRS Employer
     incorporation or organization)               File Number)                Identification Number)


      601 Main Street, Wellsville, Ohio              42968                        (330) 532-1517
      ---------------------------------              -----                        --------------
   (Address of principal executive offices)        (Zip Code)            (Registrant's Telephone Number)





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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

On December 31, 2003, the registrant issued a press release announcing that its subsidiary, Central Federal Bank had elected to prepay fixed rate Federal Home Loan Bank borrowings totaling $11.2 million. These borrowings had an average cost of 5.52 percent and an average remaining maturity of 4.5 years. The repayment will result in a charge of $1.3 million ($838 thousand after tax, or $.41 per diluted share for the quarter ended December 31, 2003) as a result of a penalty associated with prepaying the loans.

A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

         99  Press release issued on December 31, 2003




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Central Federal Corporation

Date:  December 31, 2003                  By:    /s/ Therese Ann Liutkus
                                                 ------------------------------
                                                 Therese Ann Liutkus, CPA
                                                 Chief Financial Officer